                                                                    EXHIBIT 15.1

October 10, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 17, 2002, except for Note 11, as to which the date is August 13, 2002, and Notes 4 and 10, as to which the date is October 10, 2002, on our review of the interim consolidated financial information of Nabors Industries Ltd. and its subsidiaries (the "Company") as of and for the period ended June 30, 2002, and included in Amendment No. 1 to the Company's quarterly report on Form 10-Q/A for the quarter then ended, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Numbers 333-76099-99, 333-96699, 333-92483-99, 333-91829-99,
333-91743-99, 333-87069-99, 333-86289-99, 333-76077-99, 333-45446-99 and
333-11313-99), on Form S-3 (Registration Numbers 333-81137, 333-44532,
333-59844, 333-91296-01, 333-85228-99 and 333-99627) and on Form S-4
(Registration Numbers 333-76198, 333-84781 and 333-72397).

Very truly yours,



/s/ PricewaterhouseCoopers LLP